Exhibit 99.1

Mylan Laboratories Inc.

Transcript of Q&A Portion of the
Investor Conference Call — March 10, 2005

Operator: Our first question today will come from Elliot Wilbur with CIBC World Markets.

Elliot Wilbur: Good afternoon, thanks for taking the question. Rob, it doesn’t really sound like you guys are prepared at this point to say much on Nebivolol, but you have suggested historically that, you know, if you use an internal strategy, or a self-marketing strategy to promote the product that you could be prepared to spend up to $100 million. And I’m just wondering, is that still, you think at this point a realistic possibility?

Robert Coury: Elliott, thanks for the question. I think the best way to guide you at this point until I can give you the full picture on Nebivolol and what option we ultimately choose to go, is the statement I made in my prepared remarks about our outlook and that is at this time regardless of what option we see ahead of us, we strongly feel that 2005 earnings will be a base to grow upon. And I would rather just leave it at that at this time, until I can come forth, which I will, the moment we hear from the FDA.

Elliot Wilbur: Ok. So is it safe to assume that you’re going to proceed with the much anticipated road show, you know once we have a decision with the FDA?

Robert Coury: That is correct, Elliot.

Elliot Wilbur: Ok. Guys, one follow-up question here? You talk about the possibility of accelerated consolidation in the U.S. generic industry. Historically Mylan has really not participated in any consolidation activity. Do you think that, I mean, do you view Mylan as an acquirer? Possible acquirer going forward? Or do you, perhaps, see Mylan as an acquiree?

Robert Coury: Well, I mean, as I stated and I stated early on and I think one of the mandates that I have had when I was brought in as CEO is to once again grow shareholder value through the strong balance between external activity, married up to our internal capabilities, and I think that you’ve seen that we’ve begun at least to head down the path and look for opportunities. I would not rule out, however, any opportunities and I would not define and not put my feet in concrete in which direction it necessarily needs to go, only to do what is in the best interest of all shareholders.

Operator: All right. Our next question will come from Ian Sanderson with SG Cowen.

Ian Sanderson: Hi, good afternoon. Thanks for taking the call. On the EPS guidance for fiscal ‘05, did you say it includes or excludes the $0.06 gain from legal settlements?

Robert Coury: It includes, Ian. I think the operating guidance, I think when you take the $0.06 is 69 to 74.

Ian Sanderson: Ok. Ok. And you said does not assume new competition for Duragesic.

Robert Coury: Yes.

Ian Sanderson: And then a quick question on Nebivolol. I understand there’s, you are sponsoring a symposium at the American Society of Hypertension meetings later this month. Will there be any data on Nebivolol presented at that symposium?

Robert Coury: There has been data previously published, and there will continue to be data published. Yes.

Operator: And we’ll now move to Gregg Gilbert with Merrill Lynch.

Gregg Gilbert: Thanks. Can you hear me ok?

Robert Coury: Yes, Gregg.

Gregg Gilbert: I have a couple. First of all, hopefully you can answer this. Is there anything contractually that precludes Mylan from exploring all options with all companies with respect to Nebivolol?

Robert Coury: I’m sorry, Gregg, can you ask the question again?

Gregg Gilbert: Yes, is there anything that precludes Mylan from exploring opportunities on Nebivolol with any company you choose to?

Robert Coury: I think what you are referring to is in the agreement that we have, if we do not launch Nebivolol ourselves, if we don’t control the compound and launch it ourselves, if we go out and look for other opportunities, or a partnering, I think you are referring to J&J’s consent.

Gregg Gilbert: Right. I didn’t know if there was a consent.

Robert Coury: No, no, no. We can go and talk to anybody we want. And, you know, in the contract J&J has a right to consent.

Gregg Gilbert: Ok. And then my second question is about your pricing comments and consolidation and Indian competition. On a couple of launches Mylan has been involved with I’m thinking Macrobid and Duragesic. Pricing was much worse than it had to be in a two player market, neither of those involved foreign competition. I guess both did involve authorized generics but what was going on in those two markets specifically and why is that not the new model going forward?

Robert Coury: I mean, are you talking about Macrobid and Fentanyl solely, about what happened in those two particular launches?

Gregg Gilbert: Yes, because those are two launches where people have been complaining about profitability being much lower than it had to be in a rational two-player market, all companies involved were U.S.-based, you know relatively large companies. So what was going on there to cause such price erosion.

Robert Coury: Well, I do believe, I think I lead the pack in the number of complaints that have been out there. And, you know, I can only tell you that, you know, you have responsible peers out there that, that you have responsible peers and you have sometimes not so responsible. Sometimes you have peers that price rationally and you have sometimes peers that price irrationally and both of those situations, you know, I think we have already stated publicly, Greg, about how we felt about the pricing around both the Macrobid and the Fentanyl. I don’t know what more I can tell you. I think I stated in the last conference call, basically what occurred, what we, you know what occurred, especially during the Fentanyl launch.

Operator: And our next question will come from Michael Tong with Wachovia.

Michael Tong: Hi, thanks for taking the question. Robert, if I can just get a little bit more insight into your revised guidance for the March quarter, between your last conference call and now, you’re edging towards the higher end of the range. Is it because you haven’t seen competition from, for Fentanyl or are there some other elements in the rest of your business that caused you to be more optimistic? And my second question has to do with your fiscal ‘06 outlook relative to ‘05. Were you to find yourself in a situation where the Topamax, the Ditropan XL, and the Levaquin litigation all went against you, are you still confident that fiscal ‘06 will be a growth year over fiscal ‘05.

Robert Coury: I would like to answer that question first, Michael. The answer is, yes. And as far as your first question, the answer is Fentanyl has been a predominant driver in this particular quarter and that is the purpose, and I did not, I just want to correct. We did not revise guidance. I was steering you towards the higher end of the guidance of what we see right now. And we just do not hear any noise in the marketplace at all about anybody else coming to the market on Fentanyl at this time.

Operator: And we’ll now move to Corey Davis with JP Morgan.

Corey Davis: Thanks. Robert, on Nebivolol, you said you’ll have more to say once you get an answer from the FDA. But in the event that you get an approvable letter and not a final approval, are you still going to be hampered in how much more info you can give us, and I guess what I’m most interested in is what you are going to do with heart failure and Nebivolol.

Robert Coury: Again, I think some of the reports that you have put out have been very, very good reports, I have to admit. We have a lot to say about Nebivolol. We don’t want to jump in front of the FDA until they thoroughly review and get through their review. I think I would prefer not to comment specifically about what we might say, not say, but we will have a lot to say, I think, whether we get an approvable, rather than approved. I think I owe it to you, to come back and at least give you an update and some more insight of exactly where we are along the way here.

Corey Davis: Fair enough. Thanks.

Operator: We’ll now take a question from Jim Dawson with the Buckingham Research Group. And Mr. Dawson has disconnected. So we’ll now take a question from Tim Chiang with Bleichroeder.

Tim Chiang: I sort of wanted to get a little bit more color on the Duragesic competition. What makes you think that there won’t be any other competitors any time soon in that market?

Robert Coury: Tim, I didn’t think I tried to predict, you know, when there would be a competitor. We certainly, you know, have the thought that the competitor eventually will come to the marketplace. What I think I said is at this moment, you know, you normally hear some noise, you know, before, before there is an additional competitor and we just have, it’s just been numb.

We haven’t heard anything in the marketplace about any additional competitor coming at this time.

Tim Chiang: I mean, at what point if additional competition shows up, would you consider having to further increase your guidance. I mean it looks like you are benefiting from the lack of competition there.

Robert Coury: Well, I mean I wouldn’t say we are benefiting from the lack of competition when you understand the pricing metrics that we launched the product with. I think we launched this product with a much, much lower threshold that you would normally launch an opportunity like this. We, because of the irrational pricing that was in the market, with only two players, we think that we substantially, you know, fell short in what I think this opportunity could have yielded to Mylan but we can’t control that. And that’s really, Tim, all I have to say on the Fentanyl at this time.

Operator: And next we’ll take a question from Rich Silver with Lehman Brothers.

Rich Silver: Robert, on the two products that you highlighted as attractive opportunities, Topamax and Ditropan XL. You laid out where we are in terms of the litigation, but can you give us a sense of the timetable for a judge to make a decision in each case?

Robert Coury: I’m sorry, Rich, you were coming in and out.

Rich Silver: I said, could you, could you give us some sense of what your expectation is not on the outcome but on the timetable for a decision in both cases, Topamax and Ditropan XL?

Robert Coury: Yes, what I was trying to project there without predicting exactly when the judge would come out with their opinion, I think everything that I mentioned in my opening remarks on all three products, I fully expect to hear an answer within the fiscal 2006 year. Especially the summary judgment motion that’s now before the court on Topiramate. I think that once that’s done, I think, you know, again, 2006, I expect all, I expect to hear on all of them.

Rich Silver: Can you give us a little bit, is it, do you think it would be by the, by the end of, you know, the third quarter of this year, calendar quarter. I mean, obviously, we’re talking about all the way between now and a year from now. So...

Robert Coury: Rich, I’d like to honestly try to help you. I would like to hope it would come sooner, but, you know, you are putting me in a position to maybe try to predict when a judge would want to write his opinion, but let me just try the best I can. I think, I think that what I hear about the particular judge in New Jersey, at least the information that I have gotten is that this judge does not sit on his decisions. I think that I, I think we might, if I had a judge on the average, I think he is relatively much quicker than most other judges that we have seen but, again, I’m even cautious to say that, because, you know, I, I’m just, I just don’t want to try to project for these judges. But that one I certainly expect, at least from what I was told that it would come sooner rather than later. I think the appellate one, you know, when the case was ruled on, I think that, you know, what does it normally take, Rich, eight to twelve months to hear from the appellate court? Again, I’m predicting for these judges and I want to be responsive to you, but I can’t say really much more than that.

Operator: And Jim Dawson with Buckingham Research has our next question.

Jim Dawson: Yes, hi. Just a couple of things. How many generic filings are you planning for fiscal ‘06? And what is being done in terms of low-cost sourcing of API, for example, China and/or India and lastly, just why hasn’t Mylan been participating in industry consolidation of generic companies?

Robert Coury: Let me answer the API. I think we’re extremely pleased with the ongoing review in terms of our ability to purchase API at a very, very efficient cost. I think, I don’t, I’m sorry, Jim, the last question you said about Mylan consolidation.

Jim Dawson: Why haven’t you been participating in industry consolidation of generic companies?

Robert Coury: I don’t, I didn’t know that we’ve ever said that we weren’t going to participate. And your first question?

Operator: Mr. Dawson, could you requeue, please.

Robert Coury: The first question, please.

Operator: I’m sorry, just one moment, sir.

Robert Coury: Oh, how many ANDAs. John, do you want to answer? Lou?

John O’Donnell: We would anticipate 20 plus.

Robert Coury: Ok.

Operator: All right. And we’ll take our next question come from Brian Lung with Chesapeake Partners.

Lewis Sarkis: It’s actually Lewis Sarkis. Can you explain just to shareholders the Board’s rationale for the delay in the annual meeting by several months?

Robert Coury: Yes, you know first of all, the, I don’t discuss on conference calls the Board’s deliberations. I think it’s inappropriate. I think the Board has acted within the confines of what the Board’s legal options are. I think the Board has, you know has its reasons and I prefer not to comment any further on that particular question.

Lewis Sarkis: Ok. How can shareholders get an answer? Will you write to everybody? Because it just doesn’t, I don’t know what you’re trying to protect us from.

Robert Coury: I think, I think that the shareholders are well represented. I think that you have a Board that is absolutely has demonstrated, over many years acted in the best interest of shareholders, and we’ll certainly continue to do so.

Operator: And moving on, we’ll take a question from Greg Hertzing with Twin Capital.

Greg Hertzing: Hi, I just wanted some clarification on Johnson & Johnson’s right of consent and how that might affect your earnings guidance going forward because I would think that that would be pretty dilutive, if, for example, Johnson & Johnson wouldn’t consent to a partner. I mean, how, how do those two pieces of data kind of fit together?

Robert Coury: I have, you know, no idea how to answer your question, other than I think what you are asking is for me to speculate, and I think it would be inappropriate for me to speculate. We have a very strong relationship with J&J on this product. They are working very closely with us throughout the whole process. And I think that, you know, again, they are just as excited as we are about the prosecution of this compound, and that’s all I have to say on that question.

Greg Hertzing: Also, I mean, what is the plans for, I mean, you haven’t, you don’t want to speculate on approval. But how do you feel about going for the congestive heart failure and hypertension waiting to launch until you have both, I guess both indications versus just launching a hypertension-only drug?

Robert Coury: Well, I mean, I think we, I think we’ve stated all along about how excited we are about the Menarini study and the results of that study. And I think it would be inappropriate at this time, until I can give shareholders all the information about how we intend on utilizing that particular study, and how we’re working with Menarini and others and further in this particular compound. So I would ask that you understand that at this time, I would like to refrain from going any further on that one until I can come forth with all of the information around Nebivolol.

Operator: Our final question today will come from Josh Hurts with Elliott Associates.

Ivan Kastecherich - Yes. It’s actually Ivan Kastecherich with Elliott. Just going back again on the J&J consent that you would need, is there language in the agreement which basically states that that consent shall not be unreasonably withheld or does J&J have the absolute right to not consent to any deal that you bring to them. Thank you.

Robert Coury: Yes, it not to be unreasonably withheld.

Operator And that’s all the time we have for questions today. I would like to turn the call back over to our speakers for any closing comments.

Heather Bresch: Thank you for joining us today.

Operator: And that will conclude our conference. Thank you all for your participation.